UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

April 17, 2023
Date of Report (Date of earliest event reported)

HOPE BANCORP, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-50245	95-4849715
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3200 Wilshire Boulevard, Suite 1400
Los Angeles, California 90010
(Address of principal executives offices, including zip code)

(213) 639-1700
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Common Stock	,	par value $0.001 per share	HOPE	NASDAQ Global Select Market
(Title of class)			(Trading Symbol)	(Name of exchange on which registered)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 17, 2023, Hope Bancorp, Inc. (the “Company”) announced the appointment of Julianna Balicka, age 45, as Executive Vice President and Chief Financial Officer (principal financial officer) of the Company and its wholly owned subsidiary, Bank of Hope (the “Bank”), effective immediately.

Since 2016, Ms. Balicka served as Senior Vice President, Director of Investor Relations and Corporate Finance at East West Bank, a wholly owned subsidiary of East West Bancorp, Inc. Prior to joining East West Bank in 2016, Ms. Balicka was with Keefe, Bruyette & Woods from 2005 to 2016, most recently as a Managing Director, Equity Research. Ms. Balicka earned her B.S. in Economics, with dual concentrations in Finance and Management, at the Wharton School of the University of Pennsylvania, and her B.A. in International Studies and German at the University of Pennsylvania College of Arts & Sciences.

There are no arrangements or understandings between Ms. Balicka and any other persons pursuant to which she was selected as Executive Vice President and Chief Financial Officer of the Company and the Bank. There are no family relationships between Ms. Balicka and any director or executive officer of the Company or the Bank, and she has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

In connection with her appointment as Executive Vice President and Chief Financial Officer of the Company and the Bank, Ms. Balicka will receive a base salary of $450,000 per annum and, subject to approval by the Company’s Human Resources and Compensation Committee (the “HRCC”), 25,000 restricted stock units that will vest over 5 years in equal annual installments. Ms. Balicka will also receive a sign-on bonus of $50,000, which will be subject to claw back if her employment is terminated for any reason before April 17, 2024. Ms. Balicka will also be eligible to receive an annual cash bonus up to 40% of her base compensation and will be entitled to 20 days of paid vacation per calendar year as well as perquisites and benefit plans made available to other executive employees of the Company and the Bank, and reimbursement of reasonable business-related expenses. In addition, Ms. Balicka will be eligible to participate in the Company’s Long Term Incentive Plan beginning in the first quarter of 2024, with a target of 35% of her base compensation, which will be delivered in the form of equity awards vesting over three years comprised of 50% restricted stock units (3-year vest) and 50% performance stock units (3-year cliff vest).

David P. Malone, who was serving as Interim Chief Financial Officer of the Company and the Bank since January 6, 2023, stepped down from these positions on April 17, 2023 and will serve as an advisor through April 30, 2023, at a rate of $46,396 per month, to assist with the transition process. Mr. Malone, who serves on the Board of Directors of the Company and the Bank, will continue to hold these positions.

Item 7.01. Regulation FD Disclosure.

A copy of the press release issued by the Company on April 17, 2023 regarding Ms. Balicka’s appointment as Executive Vice President and Chief Financial Officer of the Company and the Bank, as described in Item 5.02 above, is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Information contained in this Item 7.01, including Exhibit 99.1, shall not be deemed filed for the purposes of the Securities Exchange Act of 1934, as amended, nor shall such information and Exhibit be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	Press release, dated April 17, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOPE BANCORP, INC.

Date: April 20, 2023	By:	/s/ Kevin S. Kim
Kevin S. Kim
Chairman, President and Chief Executive Officer